EXHIBIT 99.2
CONTENT BRIDGE (A SERVICE OFFERING OF ADERO, INC.) FINANCIAL STATEMENTS



           INDEX TO CONTENT BRIDGE (A SERVICE OFFERING OF ADERO, INC.)
                              FINANCIAL STATEMENTS


Report of Independent Public Accountants                                            6

Financial Statements of Content Bridge (A Service Offering of Adero, Inc.)
     Balance Sheet as of December 29, 2000                                          7
     Statement of Operations for the Period from Inception (April 1, 2000)
       through December 29, 2000                                                    8
     Statement of Changes in Parent Company Equity                                  9
     Statement of Cash Flows for the Period from Inception (April 1, 2000)
       through December 29, 2000                                                   10
     Notes to Financial Statements                                                 11

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Adero, Inc.:

We have audited the accompanying balance sheet of Content Bridge (a service offering of Adero, Inc.) as of December 29, 2000 and the related statements of operations, Parent Company equity and cash flows for the period from Inception (April 1, 2000) to December 29, 2000. These financial statements are the responsibility of Content Bridge's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Content Bridge as of December 29, 2000 and the results of its operations and its cash flows from Inception (April 1, 2000) to December 29, 2000 in conformity with accounting principles generally accepted in the United States.




Boston, Massachusetts
February 19, 2001

                                 CONTENT BRIDGE
                       (A SERVICE OFFERING OF ADERO, INC.)
                                  BALANCE SHEET



                                                                  DECEMBER 29, 2000
                                                                  -----------------
ASSETS

Prepaid Revenue Share                                                $ 9,588,890

Other Current Assets                                                     696,916

Property and Equipment, net                                            1,926,337
                                                                     -----------

        Total assets                                                 $12,212,143
                                                                     ===========

LIABILITIES AND PARENT COMPANY EQUITY

Current Liabilities:
  Deferred revenues                                                  $   250,000

Parent Company Equity                                                 11,962,143
                                                                     -----------

        Total liabilities and parent company equity                  $12,212,143
                                                                     ===========


   The accompanying notes are an integral part of these financial statements.

                                 CONTENT BRIDGE
                       (A SERVICE OFFERING OF ADERO, INC.)
                             STATEMENT OF OPERATIONS


                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                                (APRIL 1, 2000) TO
                                                                 DECEMBER 29, 2000
                                                                ------------------
Revenues                                                           $         --
                                                                   ------------

Operating expenses:
  Sales and marketing                                                 5,483,000
  General and administrative                                          4,868,000
  Research and development                                            2,198,000
                                                                   ------------

        Total operating expenses                                     12,549,000
                                                                   ------------

        Loss from operations                                        (12,549,000)

Other income (expense)                                                  243,000

        Net loss                                                   $(12,306,000)
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

                                 CONTENT BRIDGE
                       (A SERVICE OFFERING OF ADERO, INC.)
                  STATEMENT OF CHANGES IN PARENT COMPANY EQUITY
     FOR THE PERIOD FROM INCEPTION (APRIL 1, 2000) THROUGH DECEMBER 29, 2000


                                                                       TOTAL
                                                                   ------------
Balance, Inception (April 1, 2000)                                 $         --

  Net loss                                                          (12,306,000)

  Advances to Content Bridge by Parent Company                       24,268,143
                                                                   ------------

Balance, December 29, 2000                                         $ 11,962,143
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

                                 CONTENT BRIDGE
                       (A SERVICE OFFERING OF ADERO, INC.)
                             STATEMENT OF CASH FLOWS


                                                                     FOR THE PERIOD
                                                                     FROM INCEPTION
                                                                     (APRIL 1, 2000)
                                                                         THROUGH
                                                                    DECEMBER 29, 2000
                                                                    -----------------
Cash Flows from Operating Activities:
  Net loss                                                            $(12,306,000)
  Adjustments to reconcile net loss to net cash used in operating activities-
    Depreciation of property and equipment                                 272,572
    Amortization of prepaid revenue share                                  411,110
    Changes in assets and liabilities-
      Prepaid revenue share                                            (10,000,000)
      Other current assets                                                (696,916)
      Deferred revenues                                                    250,000
                                                                      ------------

               Net cash used in operating activities                   (22,069,234)

Cash Flows from Investing Activities:
  Purchases of property and equipment                                   (2,198,909)

Cash Flows from Financing Activities:
  Advances from Parent Company                                          24,268,143
                                                                      ------------

Change in Cash and Cash Equivalents                                             --

Cash and Cash Equivalents, Inception (April 1, 2000)                            --
                                                                      ------------

Cash and Cash Equivalents, December 29, 2000                          $         --
                                                                      ============


   The accompanying notes are an integral part of these financial statements.

                                 CONTENT BRIDGE
                       (A SERVICE OFFERING OF ADERO, INC.)
                          NOTES TO FINANCIAL STATEMENTS


(1)  DESCRIPTION OF THE BUSINESS

     Content Bridge is a service offering of Adero, Inc. (Adero, Parent Company or the Company) that has been designated as a division solely for the purpose of presenting these financial statements. Content Bridge is not a separate legal entity but rather a carve-out of a service offering of the Company that began operations in April 2000. The Content Bridge service offering consists of providing trusted third party clearing-house, log information, traffic reporting, and billing services, related to content distribution, to an alliance of network operators, including internet service providers, network service providers, access providers, hosting entities and other similar organizations.

     Pursuant to an Asset Purchase Agreement between Adero and Inktomi Corporation (Inktomi) dated December 29, 2000, certain property and equipment, technology, other assets and certain liabilities were acquired by Inktomi for consideration of $23,500,000, $1 million of which will be conveyed upon third party consents of assignment.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying financial statements reflect the carve-out historical results of operations and financial position of Content Bridge as if Content Bridge had been operating as a separate business.

     Content Bridge was fully integrated within the Company, which operated as one segment, and these financial statements reflect the application of estimates and allocations described herein. Adero has provided all of the necessary funding for the operations of Content Bridge, including paying all vendors and employees since Content Bridge's inception. The accompanying financial statements treat all transfers between Content Bridge and Adero, including cost allocations, as advances from Adero.

     The statement of operations includes all costs directly attributable to Content Bridge, including charges for shared facilities, functions and services used by Content Bridge and provided by Adero. Certain expenses of Adero have been allocated to Content Bridge (see Note 3) on various bases that, in the opinion of management, are reasonable.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     Highly liquid investments with original maturities or less than three months are classified as cash equivalents.

     REVENUE RECOGNITION

     Revenue is recognized provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. Service arrangements are recognized as services are performed.

     DEFERRED REVENUE

     Deferred revenue represents cash received in advance of revenue recognition.

     RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     Content Bridge's services are highly technical in nature and require a large and continuing research and development effort. All research and development costs are expensed as incurred. Software development costs incurred prior to the establishment of technological feasibility are charged to expense. Technological feasibility is demonstrated by the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility are capitalized until the product is available for general release to customers. To date, the period between achieving technological feasibility and the general availability of the related products has been short and software development costs qualifying for capitalization have not been material. Accordingly no software development costs have been capitalized.

     ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expense, which is included in sales and marketing in the statement of operations, totaled $525,300 for the period from Inception (April 1, 2000) to December 29, 2000.

     INCOME TAXES

     Federal and state income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse. Content Bridge is not a separate legal or taxable entity; accordingly its results are included in Adero's tax return. If Content Bridge were a separate taxable entity, it would have a deferred tax asset of approximately $4,922,000 at December 29, 2000, which is primarily related to the net operating loss carryforwards. Due to the uncertainty surrounding the realization of the deferred tax assets, Content Bridge has provided a full valuation allowance against all such amounts at December 29, 2000.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

     Employee stock awards under the Company's compensation plan are accounted for using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations SFAS No. 123, Accounting for Stock-Based Compensation, and related interpretations. Content Bridge did not have any equity issuances.

     PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation is computed on the straight-line method based upon estimated useful lives ranging from three to five years.

     LONG-LIVED ASSETS

     Content Bridge accounts for long-lived assets under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future discounted cash flows attributable to such assets. To date, no impairment loss has been recognized related to Content Bridge related assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of the Company's financial instruments approximated carrying values because of their short-term nature.

     COMPREHENSIVE INCOME

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive net loss is the same as reported net loss for the period from Inception (April 1, 2000) to December 29, 2000. Recent Accounting Pronouncements

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB No. 101 will not have a material effect on the financial position or results of operations of Content Bridge.

     In March 2000, the FASB issued FASB Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. FIN No. 44 clarifies the application of Opinion No. 25 for (i) the definition of employee for purposes of applying Opinion No. 25,
     (ii) the criteria for determining whether a plan qualifies as a noncompensatory plan, (iii) the accounting consequences of various modifications to the terms of previously fixed stock option or award and
     (iv) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. Management does not expect that the adoption of the provisions of FIN No. 44 will have a material effect on the financial statements.

(3)  COST ALLOCATIONS

     The accompanying statement of operations is an allocation based on personnel assigned to Content Bridge because it was an inherent part of the Company's main operations. Certain direct expenses, totaling $6,536,000 related to Content Bridge are included in the costs. In addition, the statement of operations includes an allocation of various shared costs (primarily sales and network operations costs) derived from a matrix detailing the number of employees from each department, the percentage of time worked specifically on Content Bridge and the total expense for each department. General and administrative costs (primarily management and facilities-related costs) were allocated based upon the aggregate of direct expenses and shared costs compared to the total of such costs and expenses for the Company as a whole.

(4)  AMERICA ONLINE SERVICES AGREEMENT

     On July 20, 2000, Adero entered into a revenue sharing agreement with America Online, Inc. (AOL) related to the Content Bridge service offering. As part of the sale of Content Bridge to Inktomi, the service agreement between the Company and America Online was assigned to Inktomi.

     The agreement included a $10 million guaranteed minimum payment paid to AOL on August 2, 2000, which represents prepayments on future revenue share. Approximately $411,000 of this prepayment has been amortized as of December 29, 2000.

(5)  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 2000 consists of the following:

                                                    2000
                                                -----------
          Computer equipment                    $ 2,088,209
          Furniture and fixtures                    110,700
                                                -----------

                                                  2,198,909

          Less--Accumulated depreciation           (272,572)
                                                -----------

                                                $ 1,926,337
                                                ===========

(6)  SEVERANCE ARRANGEMENTS

     In connection with the asset purchase agreement on December 29, 2000, the Company implemented a plan to exit Content Bridge-related activities. As a result, the Company incurred severance costs related to termination benefits and incentive bonuses for 19 employees who became employees of Inktomi as part of the Asset Purchase Agreement. At December 29, 2000, the Company had agreed to pay severance costs of up to $362,038. These severance costs remained the obligation of the Company and as such are not reflected on the Content Bridge financial statements.

(7)  STOCK-BASED COMPENSATION

     The 1999 Stock Plan (the Plan) provides for the grant of both incentive stock options and nonstatutory stock options to employees, directors and consultants. The exercise price of the incentive stock options must equal or exceed the fair market value of the common stock at the date of grant and the nonstatutory stock options may be less than the fair market value of the common stock at the grant date. The incentive stock options generally vest over four years (25% after year one, 1/36th per month in years two through four), whereas the nonstatutory stock options generally vest after one year. All options under the Plan must be exercised within 10 years from the date of grant.

     The following table summarizes information about stock option transactions under the Plan involving employees who worked on the Content Bridge service offering who were hired by Inktomi as part of the Asset Purchase Agreement:

                                                  DECEMBER 31, 2000
                                                ---------------------
                                                             WEIGHTED
                                                             AVERAGE
                                                             EXERCISE
                                                OPTIONS       PRICE
                                                -------      --------
          Outstanding, beginning of period      264,000      $0.41
            Granted                             373,575       2.47
            Exercised                                --         --
            Canceled                                 --         --
                                                -------      -----

          Outstanding, end of period            637,575      $1.62
                                                =======      =====

          Exercisable, end of period             94,219      $0.34
                                                =======      =====

The following table summarizes information about stock options under the Plan involving employees of Content Bridge outstanding at December 31, 2000:

                            OUTSTANDING
                 ---------------------------------
                             WEIGHTED                    EXERCISABLE
                             AVERAGE                ---------------------
                            REMAINING    WEIGHTED               WEIGHTED
   RANGE OF       NUMBER     YEARS OF    AVERAGE                AVERAGE
   EXERCISE          OF    CONTRACTUAL   EXERCISE   NUMBER OF   EXERCISE
    PRICES        OPTIONS      LIFE        PRICE     OPTIONS      PRICE
   --------      ---------  ---------   ----------  ---------   ---------
$0.003-$1.250      264,000       8.53   $     0.41     94,219   $    0.41
 1.250- 6.000      373,575       9.41         2.47          -           -
                 ---------  ---------   ----------  ---------   ---------
                   637,575       9.04   $     1.62     94,219   $    0.41
                 =========  =========   ==========  =========   =========

To comply with the pro forma reporting requirements of SFAS No. 123, Accounting for Stock-Based Compensation, compensation cost has been estimated for the fair value of the employees' purchase rights under the Black-Scholes option pricing model using the following weighted average assumptions:

                                               2000
                                             -------
          Risk-free interest rate              6%
          Expected years until exercise      4 years
          Expected stock volatility            0%
          Dividend yield                       0%

The weighted average estimated fair value of the options granted to Content Bridge employees during fiscal 2000 was $2.64 per share.

     Had Adero elected to adopt the fair value approach of SFAS No. 123, for the stock based compensation plan, Content Bridge's pro forma net loss would have been $12,361,000. This pro forma amount may not be representative of future disclosures since the estimated fair value of options is amortized to expense over the vesting period.

     In addition, approximately $1,211,000 of non-cash stock based compensation was charged to the accompanying statement of operations, related to stock options granted to employees.

     This pro forma amount may not be representative of future disclosures since the estimated fair value of options is amortized to expense over the vesting period and additional options may be granted in future years.

(8)  EMPLOYEE BENEFIT PLAN

     In 1998, the Company established a defined contribution plan for certain qualified employees, as defined in this plan. Participants may contribute up to the lesser of 15% of pretax compensation subject to certain limitations, or $10,500. The Company made no contributions to this plan for the year ended December 29, 2000 related to employees of the Company who became employees of Inktomi as part of the asset purchase agreement.